UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2013

THE GEO GROUP, INC.

(Exact name of registrant as specified in its charter)

Florida	1-14260	65-0043078
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

621 NW 53rd Street, Suite 700, Boca Raton, Florida	33487
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (561) 893-0101

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5-	Corporate Governance and Management

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 14, 2013, the Board of Directors of The GEO Group, Inc. (the “Company”) adopted Amended and Restated Bylaws for the Company, effective upon adoption (the “Bylaws”). The Bylaws were amended to provide that directors will be elected by a majority of the votes cast in uncontested elections. In contested elections, the vote standard will continue to be a plurality of votes cast. A director who is not elected by a majority of the votes cast in an uncontested election must tender his or her resignation to the Board of Directors. The Board of Directors, taking into consideration the recommendation of the Nominating and Corporate Governance Committee of the Board, will then decide whether to accept or reject the resignation, or whether other action should be taken.

The above summary of the Bylaws is qualified in its entirety by reference to the Amended and Restated Bylaws, a copy of which is filed with this report as Exhibit 3.1, and incorporated by reference herein.

Section 9-	Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
3.1	Amended and Restated Bylaws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GEO GROUP, INC.

February 21, 2013	By:	/s/ Brian R. Evans
Date		Brian R. Evans
Senior Vice President and Chief Financial Officer (Principal Financial Officer)

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amended and Restated Bylaws.

4